Exhibit 99.1

ARQULE, INC.
2014 Annual Meeting
Report of Matters Voted Upon by Stockholders

1.           The 2014 Annual Meeting of Stockholders of ArQule, Inc.  (the “Annual Meeting”) was held at the offices of ArQule, Inc. (the “Company”) at 19 Presidential Way, Woburn, Massachusetts 01801, on May 13, 2014 commencing at 10:00 a.m. pursuant to notice properly given.

2.           At the close of business on March 28, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 62,577,694 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters before the Annual Meeting.

3.           At the Annual Meeting 55,681,483 shares of the Registrant’s issued and outstanding common stock, were represented in person or by proxy, constituting a quorum.

4.           At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his name, constituting a plurality of the votes cast, and was duly elected as a director of the Registrant:

Name of Nominee	Votes For	Withheld Authority

Ronald M. Lindsay	38,492,017	1,128,305
William G. Messenger	38,483,032	1,137,290
Patrick J. Zenner	38,467,321	1,153,001

Broker Non-votes:  16,061,161 shares

5.           The following table sets forth the tally of the votes cast on the proposal to approve our 2014 Equity Incentives Plan and the authorization of 3,750,000 shares of common stock to be available for issuance pursuant to future awards made under the Plan.

Votes For	Votes Against	Votes Abstaining

31,052,092	6,489,038	2,079,192

Broker Non-votes:  16,061,161 shares

6.           The following table sets forth the tally of the votes cast on the proposal to approve an amendment to our Amended and Restated 1996 Director Stock Option Plan to increase the number of shares of common stock available for issuance pursuant to future awards made under the Plan by 250,000 from 950,000 to 1,200,000 shares of common stock;

Votes For	Votes Against	Votes Abstaining

31,607,960	6,140,666	1,871,696

Broker Non-votes:  16,061,161 shares

7.           The following table sets forth the tally of the votes cast on the proposal to ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2014.

Votes For	Votes Against	Votes Abstaining

55,100,631	326,663	254,189

Broker Non-votes:  0 shares

8.           The following table sets forth the tally of the votes cast on the proposal to approve, by non-binding vote, the compensation of our named executive officers.

Votes For	Votes Against	Votes Abstaining

38,467,410	727,252	425,660

Broker Non-votes:  16,061,161 shares